Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-262371, No. 333-236196, No. 333-222927, No. 333-210973, No. 333-188134, No. 333-164737 and No. 333-65376-99) on Form S-8 of our report dated October 12, 2023, except for Note 16, as to which the date is September 30, 2024 with respect to the consolidated financial statements of Accenture plc and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP

Chicago, Illinois
September 30, 2024